UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Argo House 110 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 18, 2011, the Board of Directors of Argo Group International Holdings, Ltd. (the “Company”) appointed Nabil N. El-Hage and Kathleen A. Nealon as members of the Company’s Board of Directors. Mr. El-Hage was selected to serve on the Company’s Investment Committee, and Ms. Nealon was selected to serve on the Company’s Audit Committee.

A copy of the press release announcing the appointments of Mr. El-Hage and Ms. Nealon to the Company’s Board of Directors is furnished herewith as Exhibit 99.1.

(e) Mr. El-Hage and Ms. Nealon will be eligible to participate in the same compensation plans and to receive the same fees for their services as our other directors. They will also be subject to the Company’s stock ownership guidelines for non-employee directors. The fees payable to our directors, including Mr. El-Hage and Ms. Nealon, have been disclosed and may be found under the heading “Non-Employee Director Fees Schedules” in the Company’s Schedule 14A filed with the Securities and Exchange Commission on March 15, 2010 (the “2010 Proxy Statement”). Directors are also entitled to participate in the Company’s Deferred Compensation Plan for Non-Employee Directors, which is further described under the heading “Argo Group Deferred Compensation Plan for Non-Employee Directors” in the 2010 Proxy Statement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Argo Group International Holdings, Ltd. dated February 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: February 24, 2011		Name: Jay S. Bullock
Title: Executive Vice President and Chief Financial Officer